Supermicro Provides Fourth Quarter of Fiscal Year 2026 Preliminary Business Update

SAN JOSE, Calif. – July 21, 2026– BUSINESS WIRE -- Super Micro Computer, Inc. (NASDAQ: SMCI) (“Supermicro” or the “Company”), an AI, Enterprise, Storage, and 5G/Edge IT Total Solution Provider, featuring Data Center Building Block Solutions® (DCBBS), today is providing a preliminary business update for the fourth quarter of fiscal year 2026 (Q4’26), ended June 30, 2026, and schedules earnings call for August 11th at 5pm EST.

•Revenues for the fourth quarter of fiscal year 2026 are estimated to be near the low end of our guidance of $11.0 billion to $12.5 billion.
•GAAP and non-GAAP gross margins are estimated to be in the range of 15% to 17% which is significantly higher than our guidance of 8.2% to 8.4%, primarily due to a favorable customer and product mix.
•Backlog rose to record levels at the end of fiscal 2026 with total new orders in excess of $60 billion received during the fourth quarter of fiscal 2026. These new orders are expected to be delivered over future quarters.

This unaudited financial information is based on preliminary results and management's estimates and is inherently uncertain and subject to revision in connection with the Company's financial closing procedures and finalization of the Company's financial statements for its fourth quarter of fiscal year 2026. Actual results for the fourth quarter of fiscal year 2026 may differ materially from these preliminary unaudited financial results.

Conference Call and Webcast Information

Supermicro will present a live audio webcast of our conference call to review its fourth quarter and full-year fiscal 2026 financial results on Tuesday, August 11, 2026, at 5:00 p.m. ET / 2:00 p.m. PT. The webcast will be available at https://ir.supermicro.com.

A replay of the webcast will be available shortly after the call at the same website and will remain accessible for one year.

Forward Looking Statements and Other Disclosures

Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “may,” "plan,” “seek,” “should,” “will,” “would” “optimistic” or similar expressions and the negatives of those terms. Such forward looking statements including statements regarding, among other things, updated guidance for the fourth quarter of fiscal year 2026 and statements regarding demand, new orders and backlog levels, and statements regarding the $60 billion of orders that the Company has received, some of which may not constitute firm commitments and may be subject to cancellation or delays and remain subject to fulfillment of the applicable terms and conditions by both parties. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may become less predictable for a variety of reasons, many of which are not in our control, (iii) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (iv) adverse economic conditions could affect our business, including, but not limited to, increased tariffs. In addition, as the Company has disclosed, the Board is conducting an independent review of certain transactions in connection with alleged export-control issues. The outcome of that investigation could affect our forecasts, these preliminary results and prior period results. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are detailed in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2025 and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K. Furthermore, the Company's independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary revenues and gross margins included herein. During the preparation of the Company's financial statements and related notes and the completion of the review for such periods, additional adjustments to the preliminary estimates presented here may be identified, and its final results for these periods may vary from these preliminary estimates. These preliminary estimates should not be considered a substitute for the financial statements to be prepared in accordance with accounting principles generally accepted in the United States and to be filed with the Securities and Exchange Commission once available.

About Super Micro Computer, Inc.

Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first-to-market innovation for Enterprise, Cloud, AI, and 5G/Edge IT Infrastructure. We are a Total IT Solutions provider with server, AI, storage, IoT, switch systems, software, and support services. Supermicro's motherboard, power, and chassis design expertise further enables our development and production, enabling next-generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names, and trademarks are the property of their respective owners.

Investor Relations Contact:

email: ir@supermicro.com

Source: Super Micro Computer, Inc.